Exhibit 99.1

Internet Capital Group Announces First Quarter Financial Results

WAYNE, Pa.--(BUSINESS WIRE)--May 7, 2009--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the first quarter ended March 31, 2009.

“Our core companies demonstrated significant aggregate EBITDA improvement coupled with solid aggregate revenue growth,” said Walter Buckley, ICG’s Chairman and Chief Executive Officer. “We are pleased to see that the cost management actions we took at our partner companies beginning in the third quarter of 2008 are bearing positive results.”

ICG Financial Results

ICG reported consolidated revenue of $21.7 million for the first quarter of 2009, versus $16.0 million for the comparable 2008 period. ICG reported a net loss of $(11.0) million, or $(0.30) per diluted share, for the first quarter of 2009, versus a net loss of $(6.6) million, or $(0.17) per diluted share, for the comparable 2008 period. Results for the first quarter of 2009 include $(3.4) million in net charges versus $5.7 million in net gains in the comparable 2008 period. These charges and gains primarily related to our Blackboard hedges. Excluding these items, the 2009 net loss improved 38% over the comparable 2008 period.

As of March 31, 2009, ICG’s corporate cash balance was $65.6 million, and the value of its holdings in Blackboard (Nasdaq: BBBB) was $72.5 million, including $3.1 million in hedge positions. The value of ICG’s holdings in GoIndustry (LSE.AIM: GOI) at March 31, 2009 was $3.8 million.

ICG Core Partner Company Information

Set forth below is aggregate information relating to the following eight core companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. This aggregate information represents the sum total of the individual GAAP results of each of these companies.

In the first quarter of 2009, aggregate revenue of the eight core companies grew 12% year-over-year, to $67.8 million from $60.7 million in the first quarter of 2008. Aggregate EBITDA (loss) for the core companies improved 70% to $(3.4) million in the first quarter of 2009, versus $(11.4) million in the first quarter of 2008. Excluding the impact of stock-based compensation and unusual items, aggregate EBITDA for the core companies was $(0.1) million in the first quarter of 2009, versus $(8.0) million in the first quarter of 2008. Please refer to the supplemental financial data at the end of this release for a reconciliation of the aggregate revenue and aggregate EBITDA information with the GAAP results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-783-2144. The international dial-in number is 857-350-1603. The passcode is 72565370.

For those unable to participate in the conference call, a replay will be available from May 7, 2009 at 11:00 a.m. ET until May 14, 2009 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 38099960. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Revenue	$21,652	$16,022

Operating Expenses
Cost of revenue	13,205	11,371
Selling, general and administrative	9,216	8,662
Research and development	2,648	1,465
Impairment related and other	107	75
Total operating expenses	25,176	21,573
	(3,524)	(5,551)

Other income (loss), net	(2,247)	5,847
Interest income	142	829
Interest expense	(84)	(13)
Income (loss) before income taxes and equity loss	(5,713)	1,112

Income tax benefit (expense)	53	(54)
Equity loss	(4,953)	(7,081)
Net income (loss)	$(10,613)	$(6,023)
Less: Net income (loss) attributable to the noncontrolling interest	392	530
Net income (loss) attributable to ICG	$(11,005)	$(6,553)

Basic and diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$(0.30)	$(0.17)

Shares used in computation of basic and diluted net income (loss) per common share attributable to ICG common shareholders	36,676	38,221

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$80,179	$89,527
Other current assets	15,845	17,594
Total current assets	96,024	107,121
Marketable securities	69,417	57,367
Hedges of Marketable securities	3,175	6,551
Fixed assets, net	2,885	1,783
Ownership interests in partner companies	80,223	83,751
Goodwill	26,658	26,658
Other assets, net	2,062	2,349
Total assets	$280,444	$285,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$16,202	$23,836
Other non-current liabilities	7,018	6,918
Total liabilities	23,220	30,754
Equity:
Controlling (ICG) equity	249,329	247,509
Noncontrolling interest	7,895	7,317
Total stockholders' equity	257,224	254,826
Total liabilities and stockholders' equity	$280,444	$285,580

Internet Capital Group
2009 Core Partner Company Information

Reconciliation of Aggregate Core Company Information to GAAP Results
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009
Revenue

Aggregate Core Company Revenue		$60,726	$63,596	$69,966	$70,436	$67,814
Non-consolidated partner companies		(44,704)	(46,015)	(52,862)	(49,962)	(46,162)
Consolidated Revenue		$16,022	$17,581	$17,104	$20,474	$21,652

Net Income (Loss)

Aggregate Core Company EBITDA (loss)		$(11,373)	$(11,349)	$(6,545)	$(1,423)	$(3,390)
Interest, Taxes, Depreciation/Amortization		(4,959)	(5,082)	(4,840)	(5,390)	(3,836)
Aggregate Core Company Net Income (Loss)		(16,332)	(16,431)	(11,385)	(6,813)	(7,226)
Amount attributable to equity companies / other stockholders / disc. ops		(9,702)	(9,745)	(3,465)	(966)	(4,261)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(6,630)	$(6,686)	$(7,920)	$(5,847)	(2,965)
Other holdings equity method companies		(1,102)	168	(900)	(11,406)	(1,669)
Corporate general and administrative		(3,814)	(4,149)	(2,555)	(3,202)	(3,521)
Corporate stock-based compensation		(1,618)	(1,568)	(1,510)	(1,339)	(1,079)
Corporate interest, net		758	347	262	234	124
Other income(loss)/restructuring/impairments		5,853	(407)	34,791	(5,018)	(1,895)
Income taxes		-	-	330	-	-
Consolidated net income (loss)		$(6,553)	$(12,295)	$22,498	$(26,578)	$(11,005)

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009

Aggregate Core Company Information: (1)
Aggregate Revenue		$60,726	$63,596	$69,966	$70,436	$67,814
Aggregate EBITDA (loss)		$(11,373)	$(11,349)	$(6,545)	$(1,423)	$(3,390)
Aggregate Net Loss		$(16,332)	$(16,431)	$(11,385)	$(6,813)	$(7,226)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$17,752	$18,246	$17,116	$20,495	$21,664
ICG Commerce Holdings, Inc. (65%)
Investor Force Holdings, Inc. (81%)	Expenses other than interest, taxes, depreciation and amortization	(19,516)	(19,333)	(19,218)	(20,209)	(20,489)
Vcommerce Inc. (53%)	EBITDA (loss)	$(1,764)	$(1,087)	$(2,102)	$286	$1,175
	Interest	(100)	(61)	(74)	(64)	(66)
	Taxes	(53)	(239)	(107)	(288)	53
	Depreciation/Amortization	(373)	(417)	(407)	(438)	(374)
	Net income (loss)	$(2,290)	$(1,804)	$(2,690)	$(504)	$788

Equity Method Core Companies (Ownership %): (2)
	Revenue	$42,974	$45,350	$52,850	$49,941	$46,150
Channel Intelligence, Inc. (46%)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(52,583)	(55,612)	(57,293)	(51,650)	(50,715)
Metastorm (32%)	EBITDA (loss)	$(9,609)	$(10,262)	$(4,443)	$(1,709)	$(4,565)
StarCite, Inc. (34%)	Interest	(113)	(145)	(160)	(464)	(367)
WhiteFence (36%)	Taxes	(623)	(362)	(76)	(190)	590
	Depreciation/Amortization	(3,697)	(3,858)	(4,016)	(3,946)	(3,672)
	Net loss	$(14,042)	$(14,627)	$(8,695)	$(6,309)	$(8,014)

(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.

(2) ICG's ownership in our eight core companies ranged from 31% to 81% and averaged 47% at March 31, 2009.

The following table reconciles our core company aggregate EBITDA (loss) to aggregate EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009
Aggregate EBITDA (Loss)		$(11,373)	$(11,349)	$(6,545)	$(1,423)	$(3,390)

Stock-based compensation		1,420	1,274	1,309	696	909
Severance/restructuring/other		320	-	990	2,040	530
Settlement charges		-	410	-	-	1,250
Litigation related charges		300	844	409	384	598
IPO related charges		-	-	-	1,893	-
Integration costs		1,305	1,340	1,560	310	-

Aggregate EBITDA (Loss), exclusive of Stock-based compensation and unusual items		$(8,028)	$(7,481)	$(2,277)	$3,900	$(103)

INTERNET CAPITAL GROUP, INC.

March 31, 2009

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Noncontrolling interest” in the Company’s Consolidated Balance Sheets and “Net income (loss) attributable to the noncontrolling interest” on the Company’s Consolidated Statements of Operations. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended March 31, 2009, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and Vcommerce. During the three months ended March 31, 2008, the Company accounted for two of its partner companies under this method: ICG Commerce and Investor Force.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets. When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended March 31, 2009, the Company accounted for seven of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended March 31, 2009, the Company accounted for five of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q1
Gains (charges):	2009	2008
Other gains (losses):
Unrealized gain/(loss) on mark-to-market of hedges	$(3.5)	$5.7
Sales of partner companies	1.5	—
Sales of marketable securities	0.1	—
Other, net	(0.3)	0.1
Other Income (Loss)	$(2.2)	$5.8
Impairment of equity method partner companies	$(0.5)	$—
Income tax benefit (expense)	$0.1	$(0.1)
ICG’s share of Partner Company charges, net	$(0.8)	$—
Discontinued Operations	$—	$—
	$(3.4)	$5.7
Stock-based compensation – Corporate and Consolidated Partner Companies	$(1.3)	$(1.8)

Aggregate Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the aggregate revenue and aggregate EBITDA for these companies. ICG calculates aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “aggregate EBITDA.” ICG refers to the aggregate revenue of its core partner companies as “aggregate revenue.” ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financial measures used by ICG’s management to evaluate the performance of core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

We are reporting aggregate revenue and aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. In connection with our compilation of aggregate revenue, aggregate EBITDA and aggregate net loss, we have elected to use GAAP results, rather than adjusted GAAP results, for our core partner companies because this method is consistent with the manner in which such companies evaluate their performance and present their financials. Use of GAAP results without acquisition-related pro forma adjustments will generally result in an increase in the revenue growth rate of a core company that consummates an acquisition during the applicable period.

Core Company Aggregate EBITDA Reconciliation

Beginning with our results for the quarter ended December 31, 2008, we are also reporting aggregate EBITDA for our core companies exclusive of stock-based compensation and unusual items. ICG’s management considers charges unusual when they are transactional driven or non-recurring. ICG’s management believe this non-GAAP financial measure provides useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

This line item represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate general and administrative expenses decreased during the three months ended March 31, 2009 from the three months ended March 31, 2008, primarily due to reduced employee-related expenses, specifically reductions in the Internet Capital Group 2009 Performance Plan accruals from the Internet Capital Group 2008 Performance Plan accruals.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene
Investor Relations
610-727-6900
IR@internetcapital.com